UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2004

STIFEL FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza
501 North Broadway
St. Louis, Missouri 63102-2102
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

___________________________N/A___________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 23, 2004, Stifel Financial Corp. (the "Registrant") announced a four-for-three stock split which will be made in the form of a 33% stock dividend. The additional shares will be distributed on September 15, 2004, to shareholders of record September 1, 2004. Each shareholder will receive one additional share for every three shares owned. Cash will be distributed in lieu of fractional shares. The Company has approximately 7.4 million shares outstanding and, after the split, will have approximately 9.9 million shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

The following exhibit is furnished pursuant to Item 8 "Other Events," is not to be considered "filed" under the Securities Exchange Act of 1934, as amended, ("Exchange Act") and shall not be incorporated by reference into any filing by Stifel Financial Corp. under the Securities Act of 1933, as amended, ("Securities Act") or the Exchange Act.

Exhibit 99:  Stifel Financial Corp.'s press release dated August 23, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.
Date: August 23, 2004	By: /s/ James M. Zemlyak
Name: James M. Zemlyak
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99	Stifel Financial Corp.'s press release dated August 23, 2004.